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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vision-Sciences, Inc.
Orangeburg, New York

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-148721, 33-57298, 33-80762, 33-72547, 33-48654 and 33-80764) of Vision-Sciences, Inc. of our report dated June 30, 2008, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Valhalla, New York
July 3, 2008

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  Exhibit 23.1